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                                                                    Exhibit 21.1

                         SUBSIDIARY COMPANIES OF
                     CENTURY BUSINESS SERVICES, INC.

                                                                                   STATE OF
                               COMPANY NAME                                      INCORPORATION
   ---------------------------------------------------------------------         --------------------------------

 1 Benmark, Inc.                                                                 Georgia
 2 CBIZ Accounting, Tax & Advisory of Atlanta, Inc.                              Ohio
 3 CBIZ Accounting, Tax & Advisory of Bethesda, Inc.                             Ohio
 4 CBIZ Accounting, Tax & Advisory of Boca Raton, Inc.                           Ohio
 5 CBIZ Accounting, Tax & Advisory of Central Ohio, Inc.                         Ohio
 6 CBIZ Accounting, Tax & Advisory of Chicago, Inc.                              Ohio
 7 CBIZ Accounting, Tax & Advisory of Cleveland, Inc.                            Ohio
 8 CBIZ Accounting, Tax & Advisory of Colorado, Inc.                             Ohio
 9 CBIZ Accounting, Tax & Advisory of Columbia, Inc.                             Ohio
10 CBIZ Accounting, Tax & Advisory of Cumberland, Inc.                           Ohio
11 CBIZ Accounting, Tax & Advisory of Kansas City, Inc.                          Ohio
12 CBIZ Accounting, Tax & Advisory of New York, Inc.                             Ohio
13 CBIZ Accounting, Tax & Advisory of Northeast Ohio, Inc.                       Ohio
14 CBIZ Accounting, Tax & Advisory of Northern California, Inc.                  Ohio
15 CBIZ Accounting, Tax & Advisory of Orange County, Inc.                        Ohio
16 CBIZ Accounting, Tax & Advisory of Topeka, Inc.                               Ohio
17 CBIZ Accounting, Tax & Advisory of Wichita, Inc.                              Ohio
18 CBIZ Accounting, Tax & Advisory, Inc.                                         Ohio
19 CBIZ Actuarial & Benefit Consultants, Inc.                                    Ohio
20 CBIZ Beatty Satchell Business Services, Inc.                                  Maryland
21 CBIZ Benefits & Insurance Services, Inc.                                      Missouri
22 CBIZ Business Services, Inc.                                                  Ohio
23 CBIZ Business Solutions of St. Louis, Inc.                                    Ohio
24 CBIZ BVKT Business Services, Inc.                                             Ohio
25 CBIZ e-Solutions, Inc.                                                        Ontario
26 CBIZ Financial Solutions, Inc.                                                Ohio
27 CBIZ FPG Business Services, Inc.                                              Ohio
28 CBIZ Gibraltar Real Estate Services Corporation                               Illinois
29 CBIZ Harborview, Inc.                                                         Ohio
30 CBIZ Insurance Services, Inc.                                                 Maryland
31 CBIZ KA Consulting Services, Inc.                                             Ohio
32 CBIZ Kessler Government Relations, Inc.                                       Ohio
33 CBIZ M & S Consulting Services, Inc.                                          Ohio
34 CBIZ M. T. Donahoe & Associates, Inc.                                         Ohio
35 CBIZ McClain Accounting, Tax & Advisory, Inc.                                 Ohio
36 CBIZ Medical Management Professionals, Inc.                                   Ohio
37 CBIZ Mergers & Acquisitions Group, Inc.                                       Illinois
38 CBIZ Miller Wagner, Inc.                                                      Ohio
39 CBIZ Nemphos, Weber Business Services, Inc.                                   Ohio
40 CBIZ Network Solutions, Inc.                                                  Ohio
41 CBIZ Philip-Rae Business Services, Inc.                                       Ohio
42 CBIZ Property Tax Solutions, Inc.                                             Ohio
43 CBIZ Retirement Consulting, Inc.                                              Ohio
44 CBIZ SK&B Business Solutions, Inc.                                            Ohio
45 CBIZ Southern California, Inc.                                                Ohio
46 CBIZ Special Risk Insurance Services, Inc.                                    Ohio
47 CBIZ Tax & Advisory of Nebraska, Inc,                                         Ohio
48 CBIZ Technologies, Inc.                                                       Ohio
49 CBIZ Trilinc Consulting, Inc.                                                 Ohio


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
                                                                                   STATE OF
                               COMPANY NAME                                      INCORPORATION
   ---------------------------------------------------------------------         --------------------------------

50 CBIZ Valuation Group, Inc.                                                    Ohio
51 CBIZ Vine Street Holding Corp.                                                Ohio
52 CBIZ Western Kansas, Inc.                                                     Ohio
53 CBIZ Worksite Services, Inc.                                                  Missouri
54 CBSI Management Co.                                                           Ohio
55 DP & Co. Business Services, Inc.                                              Ohio
56 Findaly Professional Ancillary Services II, Inc.                              Ohio
57 G & C Business Services, Inc.                                                 Ohio
58 Government Employee Benefits Corporation of Georgia                           Georgia
59 MHM Resources, Inc.                                                           Ohio
60 Moore, Tyler & Company, Inc.                                                  Ohio
61 MRP Business Solutions Group, Inc.                                            Ohio
62 SLW Business Services, Inc.                                                   Ohio
63 Varney Business Services, Inc.                                                Ohio
64 WC & M Business Services, Inc.                                                Ohio
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